                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, entered into as of December8, 1998 and made effective as of December 8, 1998 ("Effective Date") between Paul A. DeJuliis, presently of 1110 Daniel Davis Lane, West Chester, Pennsylvania 19382 ("Employee") and ConMat Technologies, Inc., a Delaware corporation headquartered in Phoenixville, Pennsylvania ("Employer").

         WHEREAS, Employer desires to obtain the services and employment of Employee, and Employee desires to secure employment from Employer, upon the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

         Section 1. Duties - Term.

         Effective as of the Effective Date and continuing for a period of five
(5) years from that date Employer shall employ Employee as its Chairman and Chief Executive Officer, the general duties of which are to supervise and direct all business operations of Employer subject only to the directives and policies of the Board of Directors of Employer, to whom Employee shall report, and to perform such other duties related to those businesses as the Board of Directors of Employer may, from time to time, determine and direct. Employee accepts said employment and, except for vacation periods, illnesses, or as otherwise provided herein, agrees to devote substantially all of his business time and attention to further Employer's businesses and not to engage in any other business activity; provided, however, that Employee may devote a reasonable amount of time to his own personal, investment, charitable and civic activities. Commencing on the fifth anniversary of the Effective Date the term of this Agreement shall automatically be extended for additional and successive two (2) year terms unless, not later than ninety (90) days prior to the end of any term, either party shall have given notice to the other party that it does not wish to extend this Agreement; and provided, further, that any such notice not to extend, or any other circumstances resulting in the termination of, this Agreement to the contrary notwithstanding, the severance provisions of this Agreement as set out in Section 7.4(c) hereof shall continue in effect for a period of one (1) year beyond the term provided herein if a Change in Control as defined in Section 7.1(e) hereof, shall have occurred during such term.

         Section 2.  Base Compensation.

         The Employer shall pay Employee base compensation of $170,000 annually; plus (i) an additional $20,000 in any fiscal year following a fiscal year in which Employer's Net Income (pre-tax net income plus any amortization of goodwill resulting from Employer's acquisition of Polychem Corporation) exceeds $300,000; (ii) an additional $20,000 on any fiscal year following a fiscal year in which Employer's Net Income exceeds $650,000; (iii) an additional $20,000 in any fiscal year following a fiscal year in which Employer's Net Income exceeds $1,000,000; and (iv) an additional

$20,000 in any fiscal year in which Employer's Net Income exceeds $1,250,000; up to a maximum of $250,000 annually. Such automatic increases shall be made annually if the precondition has been satisfied. The base compensation shall be payable in a manner consistent with Employer's normal payroll practices in effect from time to time. For purposes of this Agreement net income means profits net of interest, depreciation and amortization, except for amortization of goodwill related to the original purchase of Polychem Corporation which will not be deducted for purposes of determining net income.

         Section 3.  Incentive Compensation.

                  3.1 Concurrent with the execution of this contract, Employee shall receive the following:

                           (a) 250,000 common shares of Employer for an
aggregate purchase price of $50,000, payable at Employee's option by delivery of a promissory note bearing interest at 5% per annum, payable two years from the date hereof and secured by a pledge of such shares, and in a form reasonably acceptable to Employer and Employee;

                           (b) 250,000 options ("Original Issue Options") to
purchase additional shares of common stock at an exercise price of $3 per share.

                  3.2 Employee shall be eligible to exercise the options granted under Subsection 3.1(b) in the following manner:

                           (a) The first 50,000 Original Issue Options can be
exercised immediately upon the effectiveness of registration statement under the Securities Act of 1933 covering the underlying shares of Employer's common stock (the "Effective Date");

                           (b) An additional 100,000 Original Issue Options can
be exercised following the Effective Date upon a determination by Employer that it has realized $750,000 in pre- tax income for a fiscal year;

                           (c) The final 100,000 Original Option Issue Options
can be exercised following the Effective Date upon a determination by Employer that it has realized $1,000,000 in pre-tax income for a fiscal year;

                           (d) Employee shall have the right to exercise all
Original Issue Options immediately upon any transaction, including without limitation a sale of assets or merger, or any transaction resulting in a Change in Control, as the result of which the holders of shares of Employer's common stock receive, or upon an immediate liquidation of Employer would receive not less than $5.00 per share. For purposes of the foregoing calculation, all securities convertible into shares of Employer's common stock and all options to purchase shares of Employee's common stock (including the Original Issue Options) shall be deemed converted or exercised immediately prior to such calculation. In the event that operations of Employer are sold or there is a change in control, all options are immediately eligible for exercise.

         Section 4.  Fringe Benefits.

                  4.1 During the original term of this Agreement, and including any extension thereof, Employee shall be entitled to all of the benefits generally provided to other comparable employees of Employer, but with his eligibility thereunder to begin immediately upon the Effective Date, any later or deferred eligibility periods specified in any such benefit plan to the contrary notwithstanding. Such benefits and prerequisites shall include all of those general areas and specific items set forth on Exhibit A attached hereto and made part hereof, together with all such other employee benefits for Employee individually or generally for all comparable employees as may be approved by the Board of Directors of Employer from time to time.

                  4.2 In the event of termination of Employee's employment hereunder, for any reason, all medical, health, hospitalization and dental benefits covering him, his spouse, and his other family dependents during his employment hereunder will be continued for no less than the greater of (i) eighteen (18) months following such termination; or (ii) such period of time as required under the Consolidated Omnibus Budget Reconciliation Act (Sections 601-608 of Employee Retirement Income Security Act of 1974, as amended, and
Section 4980B of the Internal Revenue Code of 1986, as amended) ("COBRA"), all of which continuing benefits shall be paid for solely by Employer unless such termination of employment is for "just cause" under Section 7.1(c) in which case the continuing benefits shall be paid solely by Employee and Employer may terminate such benefits upon Employee's failure to pay the costs thereof upon demand.

                  4.3 Employee shall be entitled to five (5) weeks of vacation per year, which vacation shall be at such time or times as Employee desires, subject only to the reasonable prior approval of Employer, or as otherwise agreed to between the parties.

                  4.4 The Employer will reimburse Employee for expenses reasonably incurred by Employee in connection with the business of Employer according to policies promulgated by the Board of Directors of Employer upon presentation by Employee of customary and appropriate substantiation for such expenses.

         Section 5.  Working Conditions.

         During the term of this Agreement, including any extensions thereof, Employee shall be furnished with working facilities which are suitable to his position and adequate for the performance of his duties. Employee shall be based in the Philadelphia area, and any future relocations shall not exceed a 60-mile radius from Employer's current offices in Phoenixville, Pennsylvania without Employee's prior consent.

         Section 6.  Confidentiality and Non-Compete.

                  6.1 Employee agrees that during the term of his active employment hereunder and following termination of his employment hereunder for whatever reason, he shall not furnish any individual, firm, corporation or other entity with any information regarding Employer that he may obtain during the course of his employment and that he will keep all such information strictly confidential, including without limitation, the names of or any list or lists of customers of Employer or utilize such lists or information himself, except as permitted by the written consent of the Board of Directors of Employer. Upon termination of his employment, he will return all information regarding Employer in his possession to it.

                  6.2 Employee agrees that during the term of his active employment hereunder (and if he terminates his employment hereunder for other than "Good Reason" or if Employer terminated him for "just cause", then for a period of one year beyond such date of Termination) he shall not contact, directly or indirectly, any customer of Employer for purposes of any business conflicting with or competing with the business of Employer, nor shall he engage in any business conflicting with or competing with the business of Employer anywhere within the world. For purposes of the preceding sentence, Employee shall not be regarded as engaged in a business in competition with Employer if he holds no more than a one percent (1%) ownership interest in a corporation whose equity securities are traded on a national exchange or the NASDAQ National Market or Small Cap Market and is a passive investor in such corporation.

         Section 7.  Termination.

         7.1 This Agreement may be terminated prior to the tend of the initial five year term or, if applicable, one of the two-year term extension, but only on the following terms and conditions:

                  (a) This Agreement shall terminate as a result of Employee's death.

                  (b) If Employee shall fail, because of illness or incapacity, to render, for six (6) successive months or for an aggregate of 210 days in any twelve month period, services of the character contemplated by this Agreement, then Employer's Board of Directors may determine that Employee has become permanently disabled, and thereupon this Agreement and the employment of Employee hereunder shall be deemed to be terminated, but no earlier than the date on which such determination was made.

                  (c) Employer's Board of Directors may dismiss Employee for "just cause." For purposes of this Agreement, "just cause" shall mean (i) proven fraud or malfeasance in the office; (ii) the willful and continued failure by Employee to substantially perform his duties with Employer (other than any such failure resulting from either: (A) his incapacity due to physical or mental illness; or (B) the termination of his employment by him, provided such termination is for Good Reason, as hereinafter defined); and after a written demand for substantial performance is delivered to Employee by the Board of Directors, which demand shall specifically identify the manner in which the Board of Directors believes that Employee has not substantially performed his duties; (iii) the willful and continuous engaging by Employee is conduct which is demonstrably and materially injurious to Employer, monetarily or otherwise; (iv) gross neglect or reckless conduct on the part of Employee which is demonstrably and materially injurious to Employer; or (v) Employer's failure to realize Net Income of $300,000 or more during a period of 18 consecutive months (regardless of whether Employer has realized such income during any other 18 month period, and regardless of the reason for such failure.) Any of the foregoing to the contrary notwithstanding, no act, or failure to act, on the part of Employee shall be considered "willful" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of Employer, and Employee shall not be deemed to have been terminated for "just cause" unless and until there shall have been delivered to him a copy of a resolution or written consent duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors other than Employee (if then a director) at a meeting of such Board called and held for that purpose, and following reasonable notice to Employee and an opportunity for him, together with his counsel, to be heard before the full Board of Directors, finding that in the good faith opinion of the Board of Directors, he was guilty of the conduct set forth above in the first sentence of this subsection and specifying the particulars thereof in detail.

                  (d) Employee may terminate this Agreement following the occurrence of an event constituting "good reason". For purposes of this Agreement, "good reason" shall mean Employee's reasonable determination that he is unable to exercise the responsibilities, authorities or duties exercised by him during the term of this Agreement due solely to the occurrence or existence of any of the events or conditions described in subsections (i) through (viii) hereof without Employee's prior written consent:

                           (i) A material reduction in Employee's status, title,
position or responsibilities from such status, title, position or responsibilities as in effect immediately prior to such reduction; the assignment to him of any duties or responsibilities which are materially inconsistent with such status, title or responsibilities; or any removal of him from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for disability, death, retirement or "just cause;"

                           (ii) A reduction by Employer in Employee's annual
base compensation as in effect on the date hereof or as the same may be modified from time to time as provided herein or a failure by Employer to increase his compensation by the minimum amounts required under Section 2 hereof;

                           (iii) The relocation of Employer's principal
executive offices to a location outside a 60-mile radius of Phoenixville, Pennsylvania, or the requirement of Employee for Employee to be based at any place other than the headquarters or a principal office of Employer or any material subsidiary or the location at which he performed his duties prior to such change, except for required travel on Employer's business to the extent substantially consistent with his business travel obligations prior to such change;

                           (iv) The failure by Employer to continue in any
effect any significant incentive, bonus or other compensation plan in effect on the date hereof or contemplated hereby and in which Employee participated prior to such failure (a "Plan") unless an equitable arrangement embodied in an ongoing substitute or alternative plan or arrangement, with which he has consented, has been made with respect to any such Plan, or the failure by Employer to continue his participation therein, or any action taken by Employer which would directly or indirectly materially reduce his participation therein;

                           (v) Other than in connection with a general change
affecting all executive employees for the benefit of Employer, in the Board's determination: (A) the failure by Employer to continue to provide Employee with benefits substantially similar to those enjoyed by him under any of the employee benefit or fringe benefit plans listed on Exhibit A hereto or any other benefit plans under which he was covered prior to such failure; (B) the taking of any action by Employer which would directly or indirectly materially reduce any of such benefits or deprive him of any significant fringe benefit enjoyed by him prior thereto; or (C) the failure by Employer to provide him with the number of paid vacation days to which he is entitled on the basis of this Agreement or his years of service in accordance with Employer's normal vacation policy in effect on the date hereof;

                           (vi) Any other breach by Employer of any material
provision of this Agreement to the detriment of Employee which is not cured by Employer within forty-five (45) days following receipt of notice of such failure; or

                           (vii) The failure of Employer to obtain a reasonably
satisfactory agreement from any successor or assign of Employer to assume and agree to perform this Agreement, all as contemplated in Section 8 hereof.

                  (e) Any termination for any reason by Employer, other than for "just cause", or any voluntary termination by Employee, whether or not for "Good Reason," shall be considered an involuntary termination without "just cause" if such termination occurs when the Employee holds not more than 20% of the total issued and outstanding securities of Employer and within one (1) full year following a "Change of Control". For purposes of this Agreement, a "Change of Control" shall be deemed to occur: (i) when Employer acquires actual knowledge that any person other than Employee or an affiliate (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, of securities of Employer representing 25% or more of the combined voting power of Employer's then outstanding securities, unless approved by two-thirds of the Board of Directors prior to such person's public announcement of an intention or proposal to acquire 25% or more of such securities; (ii) upon the purchase of at least 25% of Employer's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by Employer), unless such tender or exchange offer has been approved by two-thirds of the Board of Directors prior to purchase; (iii) unless two-thirds or more of the Board of Directors has approved any of the following prior to consummation of such, upon (A) a merger or consolidation of Employer with or into another corporation (other than a merger or consolidation in which Employer is the surviving corporation); (B) a sale or disposition of all or substantially all of Employer's assets; (C) a plan of liquidation or dissolution of Employer; or (iv) if during any period of three consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Employer cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by Employer's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, no event shall constitute a Change of Control if Employee, in his capacity as a director of Employer, votes in favor thereof.

                  7.2 Any purported termination by Employer or Employee shall be communicated by written Notice of Termination to the other in accordance with
Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination if Employee's employment under the provisions so indicated. For purposes of this Agreement, no such purported termination shall be effective without such a Notice of Termination being given.

                  7.3 The "Date of Termination" for purposes of this Agreement shall mean:

                           (a) If Employee's employment is terminated by reason
of his death, such termination shall automatically be as of the date of such death.

                           (b) If Employee's employment is terminated by reason
of his disability, then the Date of Termination shall be the date upon which the Notice of Termination is given, which in no event shall be earlier than the last date specified in or determined under subsection 7.1(b) hereof.

                           (c) The termination of Employee's employment pursuant
to any other subsection of Section 7.1 or for any other reason shall be the date specified in the Notice of Termination, but in the event the party receiving such Notice of Termination notified the party giving such notice that a dispute exists concerning the termination, then the Date of Termination shall be (i) the date specified in the Notice if Termination if the party seeking termination is the prevailing party, and (ii) the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final judgment of an arbitrator appointed pursuant to Section 10 hereof, if the non-terminating party is the prevailing party. During the pendency of any dispute Employer will continue to include Employee as a participant in all benefit and insurance plans or any other benefit programs in which Employee was participating when the Notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section. Amounts provided for under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

                  Section 7.4 The Employee shall be entitled to the following benefits in the event of any termination of his employment with Employer:

                           (a) If the termination results from the death or
permanent disability of Employee, as set forth above in subsection 7.1(a) or
(b), then Employer shall continue paying to Employee or widow (or personal representative if the widow is no longer living) of Employee 6 months base compensation at the rate then in effect, incentive compensation and fringe benefits formerly provided to Employee, and thereafter all such obligation shall cease, except that full health, medical hospitalization and dental benefits shall continue to Employee and/or his spouse and other family dependents at no cost to them as provided above in Section 4.2 for a period set forth therein, and Employee, his surviving spouse and other family dependents or his personal representative shall be entitled to those insurance or other benefits provided under the benefit plans and programs under which Employee was covered and which are payable pursuant to the terms of such plans in the event of his death or permanent disability. Moreover, in such event, after the applicable COBRA period set forth in Section 4.2 has expired, Employer may continue to cover Employee and/or his dependents under Employer's group medical, health and hospitalization plans for a period of time as they shall mutually agree, but at their individual cost.

                           (b) If his termination results from a termination for
"just cause" or if he resigns his employment without a "good reason," and, only in the case of his voluntary resignation without "good reason," provided there has been no Change of Control, then Employer shall have no further obligation to pay base compensation, incentive compensation or to provide continuing fringe benefits to Employee, or his spouse and dependents, other than the obligation to continue to provide the health, medical, hospitalization and dental benefits provided under Section 4.2 hereof for the period set forth therein, but at Employee's expense.

                           (c) If the termination results for any reason other
than just cause within one (1) year following a Change of Control, or if such termination results from an involuntary termination of his employment for other than "just cause" or if such termination results from a termination by him for "good reason," then Employer shall continue to pay base compensation to him in the minimum amount then in effect, together with all earned and accrued incentive compensation (on a proportionate basis) and to continue all existing fringe benefits to Employee for the balance of the unexpired term of his employment, but in no event for less than one full year following the date of such termination; provided, however, that if the termination results for any reason other than "just cause" within one (1) year following a Change of Control as set forth in Section 7.1(e) and Employee owns not more than 20% of the total issued and outstanding securities of Employer, then Employer shall pay to Employee a severance benefit in a lump sum equal to 50% of Employee's annual base compensation in the amount in effect at the time of such termination. Employee shall be required to use reasonable efforts to find comparable employment in order to mitigate the amount of any such payments or benefits provided for in this subsection (c) and if he finds and accepts other employment, such amount shall be reduced on a dollar for dollar basis, when earned and paid, by any compensation earned by him as the result of his employment by another employer after the Date of Termination; provided, however, these mitigation provision shall not apply to the lump sum severance benefit payable following a Change of Control.

Section 8.  Successors:  Binding Agreement.

         8.1 The Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession or assignment had taken place. Failure of Employer to obtain such assumption and agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle Employee to the remedies provided for in Section 7.1(d)(vii), and the date on which any such succession or assignment becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         8.2 This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Employee should die, all amounts otherwise payable hereunder shall be paid in accordance with the terms of this Agreement to his devisee, legatee, or other designees or if there is no such designee, to his personal representatives.

Section 9.  Fees and Expenses.

         Each party shall pay his or its legal fees and related expenses (including the costs of experts, evidence and counsel and expenses incurred in connection with an arbitration conducted pursuant to Section 10 hereof) incurred as a result of:

                  (a) The termination of employment of Employee (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment); or

                  (b) Either party seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by Employer under which Employee is or may be entitled to receive benefits.

Section 10.  Arbitration.

         Any dispute or controversy arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon such award rendered by the three Arbitrators may be entered in any court having jurisdiction thereof. The Arbitrators shall each be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and who are approved by both Employer and Employee. In the absence of such approval, each party shall designate one person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and those two so designated shall select the three Arbitrators from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. The arbitration shall be held within a 50-mile radius of Philadelphia, Pennsylvania or such other place as may be agreed upon at the time by the parties to the arbitration.

Section 11.  Notice.

         All notices, consents, requests, instructions, approvals and other communications pursuant to or provided for in this Agreement shall be validly given, made or served if in writing and if delivered personally or sent by certified mail, first class postage prepaid, return receipt requested, or by telegraph or facsimile transmission, charges prepaid, to the following:

                  (a)      If to Employer:

                           ConMat Technologies, Inc.
                           Franklin Avenue and Grant Street
                           Phoenixville, PA  19460
                           Attn:  Chairman
                           Telephone No.:   610-935-0225
                           Telefax No.:   610-935-7151

                  (b)      If to Employee:

                           Paul A. DeJuliis
                           1110 Daniel Davis Lane
                           West Chester, PA  19382
                           Telephone No.: ____________
                           Telefax No.: ______________

or to such other address as shall subsequently be furnished in writing by either party to the other party, and sent, delivered or directed as set forth in this
Section 12. All notices and communications shall be deemed to have been received on the date of delivery or telecopy or telegraphic transmission thereof or on the fifth business day following the mailing thereof, except that notice of a change of address shall be effective only upon receipt, duly acknowledged by the other party.

Section 12.  Validity; Severability.

         Employer represents that this Employment Agreement has been properly approved by its Board of Directors. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provision of this Agreement or affecting the validity or enforceability of any term or provision of this Agreement in any other jurisdiction.

Section 13.  Counterparts; Paragraph Headings.

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument. All paragraph headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of the Agreement or to affect the meaning or interpretation of this Agreement.

Section 14.  Miscellaneous.

         This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, verbal or written, between the parties hereto with respect to the subject matter hereof. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreement or representations, verbal or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. All dollar amounts expressed or set forth herein are in United States currency. This Agreement shall be governed by, construed and enforced (both as to validity and performance) in accordance with and governed by the internal laws (and not the law of conflicts) of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within such jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by affixing their hands (and in the case of a corporate party, the hand of its duly authorized officer) and seal the day and year first above written.


                                                 CONMAT TECHNOLOGIES, INC.

[CORPORATE SEAL]                            By:  /s/ Theodore F. Rutkowsky
                                                 ---------------------------
                                                 Name: Theodore F. Rutkowsky
                                                 Title:




                                                 /s/ Paul A. DeJuliis    (SEAL)
                                                 ----------------------
                                                 Paul A. DeJuliis

                                    EXHIBIT A

                          BENEFITS FOR PAUL A. DEJULIIS

         1. Full health, medical, hospitalization, dental and prescription medicine insurance for Employee, his spouse and his other family dependents, including major medical and supplemental Medicare and Medicaid coverages.

         2. Full participation in all pension, profit-sharing, 401(k) or other retirement benefit plans presently maintained by Employer for comparable employees, and to permit immediate eligibility, participation and full vesting for all accrued benefits regardless of present terms of plans or agreements.

         3. Full participation in all group life and disability insurance programs normally provided to comparable employees by Employer.

         4. All normal holiday and sick leave policies for comparable employees.

         5. The purchase or lease of a current model year automobile of Employee's choice (at a cost of not more than $1,200.00 per month) for exclusive use of Employee, together with all reasonable operating and maintenance expenses attributable to such automobile, and such automobile to be replaced with a comparable model every two (2) years.

         6. Eligibility to be considered for the grant of stock options pursuant to any plan or arrangement approved by the Board of Directors.

         7. All other benefits granted under the attached Employment Agreement, even if not specifically listed on this Exhibit A.